Exhibit 99.6

CONSENT OF CREDIT SUISSE SECURITIES (USA) LLC

Halliburton Company

3000 North Sam Houston Parkway East

Houston, TX 77032

Attention: Board of Directors

RE:	Joint Proxy Statement of Halliburton Company (“Halliburton”) and Baker Hughes Incorporated/Prospectus of Halliburton (the “Joint Proxy Statement/Prospectus”) which forms part of Amendment No. 2 to the Registration Statement on Form S-4 of Halliburton (the “Registration Statement”).

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated November 16, 2014, to the Board of Directors of Halliburton as Annex C to the Joint Proxy Statement/Prospectus included in Amendment No. 2 to the Registration Statement filed with the Securities and Exchange Commission as of the date hereof and the references to our firm and our opinion in such Joint Proxy Statement/Prospectus under the headings “SUMMARY—Opinions of Halliburton’s Financial Advisors—Opinion of Credit Suisse Securities (USA) LLC,” “THE MERGER—Background of the Merger,” “THE MERGER— Recommendation of the Halliburton Board and its Reasons for the Merger,” and “THE MERGER— Opinions of Halliburton’s Financial Advisors—Opinion of Credit Suisse Securities (USA) LLC.” The foregoing consent applies only to Amendment No. 2 to the Registration Statement being filed with the Securities and Exchange Commission as of the date hereof and not to any amendments or supplements thereto, and our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any other amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: February 17, 2015

/s/ CREDIT SUISSE SECURITIES (USA) LLC